Exhibit 99.1

Press Release

	Contact:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

POWELL INDUSTRIES INCREASES QUARTERLY CASH DIVIDEND

HOUSTON — NOVEMBER 5, 2014 — Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the distribution and control of electrical energy, announced today that its Board of Directors has approved a four percent increase in the quarterly cash dividend on the Company’s common stock, declaring a quarterly dividend in the amount of $0.26 per share, up from $0.25 per share previously. The dividend is payable on December 17, 2014 to shareholders of record at the close of business on November 19, 2014.

Powell Industries, Inc., headquartered in Houston, engineers packaged solutions and systems for the control, distribution and management of electrical energy. Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations and commuter railways. For more information, please visit powellind.com.

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